Exhibit 99.1
MDU Resources Expects Second Quarter Spinoff of Knife River Corp.;
Strategic Review of MDU Construction Services Group Underway

BISMARCK, N.D. — Dec. 15, 2022 — MDU Resources Group, Inc. (NYSE: MDU) on Wednesday submitted a confidential draft registration statement on Form 10 with the U.S. Securities and Exchange Commission in connection with the planned spinoff of its construction materials business, Knife River Corporation. MDU Resources expects the spinoff of Knife River will be complete in the second quarter of 2023.

MDU Resources had announced on Aug. 4 its intent to separate Knife River as an independent, publicly traded company.

“With the substantial progress we have made, we are expecting the spinoff of Knife River to be complete in the second quarter of 2023,” said David L. Goodin, president and CEO of MDU Resources. “Our strategic review of our construction services business also is well underway. These efforts demonstrate our progress and commitment to move toward our goal of creating two pure-play public companies, with one focused on regulated energy delivery and the other on construction materials.”

On Nov. 3, MDU Resources announced it was undertaking a strategic review of its construction services business, MDU Construction Services Group, Inc. The company anticipates completing the strategic review in the first half of 2023. MDU Resources has retained J.P. Morgan Securities LLC and PJT Partners as financial advisors and Wachtell, Lipton, Rosen & Katz as legal advisor for the review.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about MDU Resources’ goal to create two pure-play public companies, its planned separation of Knife River Corporation and its strategic review of MDU Construction Services Group, are expressed in good faith and are

Exhibit 99.1
believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-Q and 10-K.

Financial Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730
Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095